Exhibit 21.1       List of Subsidiaries
                   --------------------
                                                         State in
                                                          Which
                                                         Organized
                                                         ---------
Subsidiary of Indianapolis Power & Light Company (IPL)


     Property and Land Company, Inc.                      Indiana
     Fort Ben Energy Management Corp.                     Indiana


     IPL is wholly owned by IPALCO Enterprises, Inc. as of September 30, 1996. The subsidiaries listed for IPL are wholly owned.